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                                                                  CONFORMED COPY

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                              DONNELLY CORPORATION

                                 NOTE AGREEMENT

                            Dated as of March 1, 2002

                                   $20,000,000

                           Aggregate Principal Amount

                                 of Senior Notes

                                   $10,000,000

                          6.77% Senior Notes, Series A

                                Due April 1, 2009

                                   $10,000,000

                          7.23% Senior Notes, Series B

                                Due April 1, 2012

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                                                 Series A PPN:  257870 B# 1
                                                 Series B PPN:  257870 C* 4
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

                                TABLE OF CONTENTS

                                                                         PAGE

1.       DESCRIPTION OF NOTES AND COMMITMENT                               1

     1.1.     Description of Notes                                         1
     1.2.     Commitment; Closing Date                                     1

2.       PREPAYMENT OF NOTES                                               2

     2.1.     Optional Prepayments                                         2
     2.2.     Notice of Prepayments                                        2
     2.3.     Surrender of Notes on Prepayment or Exchange                 2
     2.4.     Direct Payment and Deemed Date of Receipt                    3
     2.5.     Allocation of Payments                                       3
     2.6.     Payments Due on Saturdays, Sundays and Holidays              3

3.       REPRESENTATIONS                                                   3

     3.1.     Representations of the Company                               3
     3.2.     Representations of the Purchasers                            9

4.       CLOSING CONDITIONS                                               11

     4.1.     Representations and Warranties                              11
     4.2.     Legal Opinions                                              11
     4.3.     Events of Default                                           11
     4.4.     Payment of Fees and Expenses                                11
     4.5.     Legality of Investment                                      11
     4.6.     Private Placement Numbers                                   12
     4.7.     Proceedings and Documents                                   12

5.       INTERPRETATION OF AGREEMENT                                      12

     5.1.     Certain Terms Defined                                       12
     5.2.     Accounting Principles                                       19
     5.3.     Valuation Principles                                        19
     5.4.     Direct or Indirect Actions                                  20

6.       AFFIRMATIVE COVENANTS                                            20

     6.1.     Corporate Existence                                         20
     6.2.     Insurance                                                   20
     6.3.     Taxes, Claims for Labor and Materials                       20
     6.4.     Maintenance of Properties                                   20
     6.5.     Maintenance of Records                                      21
     6.6.     Financial Information and Reports                           21
     6.7.     Inspection of Properties and Records                        23
     6.8.     ERISA                                                       23
     6.9.     Compliance with Laws                                        24
     6.10.    Acquisition of Notes                                        24
     6.11.    Private Placement Numbers                                   25
     6.12.    Parity                                                      25





7.       NEGATIVE COVENANTS                                               25

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     7.1.     Debt to EBITDA Ratio                                        25
     7.2.     Priority Debt                                               25
     7.3.     Interest Coverage Ratio                                     26
     7.4.     Consolidated Tangible Net Worth                             26
     7.5.     Funded Debt                                                 26
     7.6.     Liens                                                       26
     7.7.     Restricted Payments                                         27
     7.8.     Investments                                                 28
     7.9.     Joint Ventures                                              29
     7.10.    Sale and Leaseback Transactions                             29
     7.11.    Merger or Consolidation                                     29
     7.12.    Sale of Assets                                              30
     7.13.    Disposition of Stock or Indebtedness of Subsidiaries        30
     7.14.    Transactions with Affiliates                                31
     7.15.    Consolidated Tax Returns                                    31
     7.16.    Nature of Business                                          31

8.       EVENTS OF DEFAULT AND REMEDIES THEREFOR                          31

     8.1.     Nature of Events                                            31
     8.2.     Remedies on Default                                         32
     8.3.     Annulment of Acceleration of Notes                          33
     8.4.     Other Remedies                                              33
     8.5.     Conduct No Waiver; Collection Expenses                      33
     8.6.     Remedies Cumulative                                         34
     8.7.     Notice of Default                                           34

9.       AMENDMENTS, WAIVERS AND CONSENTS                                 34

     9.1.     Matters Subject to Modification                             34
     9.2.     Solicitation of Holders of Notes                            34
     9.3.     Binding Effect                                              35

10.      FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT  35

     10.1.    Form of Notes                                               35
     10.2.    Note Register                                               35
     10.3.    Issuance of New Notes upon Exchange or Transfer             35
     10.4.    Replacement of Notes                                        36

11.      MISCELLANEOUS                                                    36

     11.1.    Expenses                                                    36
     11.2.    Notices                                                     36
     11.3.    Reproduction of Documents                                   36
     11.4.    Successors and Assigns                                      37
     11.5.    Law Governing                                               37
     11.6.    Headings                                                    37
     11.7.    Counterparts                                                37
     11.8.    Reliance on and Survival of Provisions                      37
     11.9.    Integration and Severability                                37

SCHEDULE I    - Information Relating to Purchasers

ANNEXES

         I    - List of Subsidiaries and Joint Ventures and Jurisdictions in
                which the Company, Subsidiaries and Joint Ventures are Organized and Qualified to do Business
         II   - Liens
         III  - Litigation
         IV   - Funded Debt
         V    - Priority Debt

EXHIBITS

         A(i) - Form of Series A Senior Note
         A(ii)- Form of Series B Senior Note
         B    - Form of Legal Opinion of the Purchasers' Counsel
         C    - Form of Legal Opinion of the Company's Counsel

                              DONNELLY CORPORATION

                                 NOTE AGREEMENT

                                                       Dated as of March 1, 2002


To Each of the Purchasers
  Named in the Attached Schedule I

Ladies and Gentlemen:

        DONNELLY CORPORATION, a Michigan corporation (the "Company"), agrees with you as follows:

1.       DESCRIPTION OF NOTES AND COMMITMENT

        1.1. Description of Notes. The Company has authorized the issuance and
             --------------------
sale of $10,000,000 aggregate principal amount of its 6.77% Senior Notes, Series A, due April 1, 2009 (the "Series A Notes"), and $10,000,000 aggregate principal amount of its 7.23% Senior Notes, Series B, due April 1, 2012 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), to be dated the date of issuance, to bear interest from such date (computed on the basis of a 360-day year comprised of twelve 30-day months), payable semi-annually on April 1, and October 1, of each year, commencing October 1, 2002, and at maturity, at the rates specified above prior to maturity and to bear interest on any overdue principal (including any overdue optional prepayment), on any overdue Make-Whole Amount (to the extent legally enforceable), and on any overdue installment of interest (to the extent legally enforceable) at the rate of 8.77% per annum with respect to the Series A Notes and at a rate of 9.23% per annum with respect to the Series B Notes. The Notes shall be substantially in the form attached as Exhibits A(i) and A(ii). The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You are sometimes referred to herein as the "Purchasers."

        1.2.     Commitment;  Closing Date. Subject to the terms and conditions
                 -------------------------
of this Agreement and on the basis of the representations and warranties herein after set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, all of the Notes at a price of 100% of the principal amount thereof.

        Delivery of and payment for the Notes shall be made at the offices of the Gardner, Carton & Douglas, 321 N. Clark Street, Chicago, Illinois 60610, at 9:00 a.m., Chicago Time on March 7, 2002, or such other time on such earlier or later date, not later than 11:00 a.m., Chicago Time on March 15, 2002 as you and the Company may mutually agree (the "Closing Date"). The Notes shall be delivered to you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the

Closing Date shall be against payment of the purchase price thereof in Federal funds or other funds in U.S. dollars immediately available at Bank One, 611 Woodward Avenue, Detroit, Michigan 48226, ABA No. 072000326, for deposit in the Company's account, Account No. 1071483. If on the Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes.

2.       PREPAYMENT OF NOTES

        2.1.     Optional Prepayments.
                 --------------------

        (a) Upon notice as provided in Section 2.2(a) and (b), the Company may prepay the Notes, in whole or in part, at any time or times, in an amount not less than $100,000, an integral multiple of $100,000 in excess thereof or such lesser amount as shall constitute payment in full of the Notes. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount.

        (b) Except as provided in this Section 2.1 or Section 7.12, the Notes shall not be prepayable in whole or in part.

        2.2.     Notice of Prepayments.
                  ---------------------

        (a) The Company shall give notice of any optional prepayment of the Notes pursuant to Section 2.1(a) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying
(i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the Determination Date for calculating the Make-Whole Amount, and (iv) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the actual Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date.

        (b) In the case of any optional prepayment pursuant to Section 2.1(a) the Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, 3 Business Days prior to the prepayment date, of the Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.

        2.3. Surrender of Notes on Prepayment or Exchange. Subject to
             ---------------------------------------------
Section 2.4, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to
Section 10.3 in exchange for a new Note or Notes equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company following such prepayment for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

        2.4. Direct Payment and Deemed Date of Receipt. Notwithstanding any
             ------------------------------------------
other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional
Holder by wire transfer of immediately available funds to such account as you have designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in
Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this Section 2.4 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company. You will notify the Company if you sell or otherwise transfer a Note. Any payment made pursuant to this Section
2.4 shall be deemed received on the payment date only if received before 10:00 A.M., Chicago time. Payments received after 10:00 A.M., Chicago time, shall be deemed received on the next succeeding Business Day.

        2.5. Allocation of Payments. In the case of a prepayment pursuant to
             ----------------------
Section 2.1(a), if less than the entire principal amount of all of the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be prepaid among the outstanding Notes in proportion to the unpaid principal amounts thereof.

        2.6. Payments Due on Saturdays, Sundays and Holidays. If any interest
             ------------------------------------------------
payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a Saturday, Sunday or a legal holiday or a day on which banking institutions in the United States of America generally are authorized by law to close, then such payment or exchange need not be made on such date but may be made on the next succeeding Business Day which is not a Saturday, Sunday or a legal holiday or a day on which banking institutions in the United States of America generally are authorized by law to close, with the same force and effect as if made on the due date.

3.       REPRESENTATIONS

        3.1.     Representations  of the  Company.  As an  inducement  to, and
         --------------------------------
as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

        (a) Corporate Organization and Authority. The Company is a solvent
            ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and to issue and sell the Notes as contemplated in this Agreement.

        Qualification  to Do Business.  The Company is duly qualified or
        -----------------------------
licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the


(b) nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. A list of those jurisdictions wherein the Company is qualified to do business is attached as Annex I.

        (c) Subsidiaries. The Company has no Subsidiaries or Joint Ventures,
             ------------
as defined in Section 5.1, except those listed in the attached Annex I, which correctly sets forth the percentage of the outstanding Voting Stock of each Subsidiary or percentage of ownership interest in each Joint Venture which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary and Joint Venture has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation or other organization in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. A list of the jurisdiction of incorporation or organization of each Subsidiary and Joint Venture is set forth in Annex I. Each Subsidiary and each Joint Venture has full corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and/or one or more Subsidiaries have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary and each Joint Venture or to all of the ownership interests they purport to own in each Joint Venture, free and clear in each case of any Lien, except as otherwise disclosed in the attached Annex I, and all such shares or ownership interests have been duly issued and are fully paid and nonassessable, except as disclosed in Annex I.

        (d) Financial Statements. The combined consolidated balance sheets of
            --------------------
the Company and its Subsidiaries, and any restatements thereof, as of December 31, 2000, December 31, 1999, July 3, 1999, June 27, 1998 and June 28, 1997, and
the related combined consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years or transition period ended on such dates, accompanied by the reports and unqualified opinions of BDO Seidman, LLP, independent public accountants, copies of which will be or have heretofore been delivered to you, will be or were prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the combined consolidated financial position of the Company and its Subsidiaries on such dates and their combined consolidated results of operations and cash flows for the years or transition period then ended. The unaudited interim condensed combined consolidated balance sheets of the Company and its Subsidiaries as of September 29, 2001 and September 30, 2000, and the unaudited interim condensed combined consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods then ended, copies of which have heretofore been delivered to you, were prepared in accordance with GAAP and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations for the fiscal or transition periods then ended, subject to customary year-end audit adjustments.

        (e)  No Contingent Liabilities or Adverse Changes. Neither the Company
     --------------------------------------------
nor any of its Subsidiaries or Joint Ventures has any contingent liabilities which, individually or in the aggregate, are material to the Company, to any of its Subsidiaries or to any of its Joint Ventures, other than as indicated in the most recent audited financial statements described in the foregoing paragraph
(d) of this Section 3.1, and, except as set forth in such financial statements, since September 29, 2001 there have been no changes in the condition, financial or otherwise, of the Company, its Subsidiaries and its Joint Ventures except changes occurring in the ordinary course of business, none of which, individually or in the aggregate, have had or will have a Material Adverse Effect.

        (f)      Pending Litigation or Proceedings. Except as set forth in
                 ----------------------------------
        Annex III,there are no actions, suits or proceedings at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, administrative instrumentality or other agency, domestic or foreign, pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any Joint Venture, which are reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect.

        (g)      Compliance with Law.
                 ---------------------

              (i) Neither the Company nor any Subsidiary nor any Joint Venture has received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body to the effect, and neither the Company nor any Subsidiary has knowledge, that any of the properties, Facilities, equipment or business procedures or practices of the Company, any Subsidiary or any Joint Venture fail to comply with any applicable law, ordinance, regulation, building or zoning law, or any other requirements of any such authority or body, which noncompliance could have, individually or in the aggregate, a Material Adverse Effect.

              (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or is in violation of any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property and no restriction or prohibition under any such statute, Order, rule or regulation has a Material Adverse Effect.

        (h)      ERISA.
                 -----

              (i) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability (other than benefit liabilities as defined in Section 3.1(h)(ii)) pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate material.


              (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than multiemployer plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report for the most recent Plan year is $49,600,000 and the aggregate current value of the assets of such Plan is $63,800,000. The term "benefit liabilities" has the meaning specified in section 4001 of

        ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

              (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

              (iv) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries, is $18,830,000.

                (v) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this clause (v) is made in reliance upon and subject to the accuracy of your representation in
Section 3.2(b) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        (i) Title to Properties. Except as disclosed on the most recent audited
            --------------------
consolidated balance sheet described in the foregoing paragraph (d) of this
Section 3.1, the Company and each Subsidiary has (i) good title in fee simple or its equivalent under applicable law to all the real property owned by it and
(ii) good title to all of the other property reflected in such balance sheet or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens or defects in title except those permitted by Section 7.6.

        (j) Leases. The Company and each Subsidiary enjoy peaceful and
            -------
undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and neither the Company or any Subsidiary nor any third party is in default under any of such leases.

        (k) Franchises, Patents, Trademarks and Other Rights. The Company and
            ------------------------------------------------
each Subsidiary have all franchises, permits, licenses and other authority necessary to carry on, or used in, their businesses as now being conducted and as proposed to be conducted, and neither the Company nor any Subsidiary is in default under any of such franchises, permits, licenses or other authority except for franchises, permits, licenses or other authority, the lack or loss of which, and defaults, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for, or used by them in, the present conduct of their businesses, without any known conflict with the rights of others which could have, individually or in the aggregate, a Material Adverse Effect.

        (l) Authorization. This Agreement and the Notes have been duly
            --------------
authorized on the part of the Company and the Agreement does, and the Notes when issued will, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes, the execution and delivery of the Agreement and compliance by the Company with all of the provisions of this Agreement and the Notes (i) are within the Company's corporate powers, (ii) have been duly authorized by proper corporate action, (iii) are legal and will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (iv) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is bound.

        (m) No Defaults. No event has occurred and no condition exists which,
        ----------------
upon the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Subsidiary is in default under any charter document, by-law, loan agreement or other agreement or instrument to which it is a party or by which it or its property is bound.

        (n) Governmental Consent. None of the nature of the Company or any of
            ---------------------
its Subsidiaries, their respective businesses or properties, any relationship between the Company or any of its Subsidiaries and any other Person, or any circumstances relative to the offer, issuance, sale or delivery of the Notes or execution and delivery of this Agreement is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issuance, sale or delivery of the Notes.

        (o) Taxes. All tax returns required to be filed by the Company or any
            -----
Subsidiary in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings that stay the collection thereof by the applicable governmental authority during the period of the contest and as to which adequate reserves are maintained in accordance with GAAP. The Federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended June 30, 1996, and no material controversy in respect of additional taxes due since such date is pending or, to the Company's knowledge, threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

        (p) Status under Certain Statutes. Neither the Company nor any
            ------------------------------
Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the
Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

        (q) Private Offering. The Company has not authorized or employed any
            ----------------

Person as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company, and the Company has not offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its authorization will offer the Notes, or any part thereof or any similar security for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

        (r) Effect of Other Instruments. Neither the Company nor any Subsidiary
            ---------------------------
is bound by any agreement or instrument or subject to any charter or other corporate restriction which (i) in any way specifically restricts the Company's ability to perform its obligations under this Agreement or the Notes or any Subsidiary's ability to pay dividends or make advances to the Company or (ii) has a Material Adverse Effect.

        (s) Use of Proceeds. The Company will apply the net proceeds from the
            ---------------
sale of the Notes to refinance existing Indebtedness and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). None of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations T, U or X.

        (t) Condition of Property. All of the facilities of the Company and each
            ---------------------
of its Subsidiaries are in sound operating condition and repair, except for facilities being repaired in the ordinary course of business.

        (u) Books and Records. The Company and each Subsidiary (i) maintain
            -----------------
books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with GAAP.

        (v) Environmental Compliance. The Company and each Subsidiary
            -------------------------
(including their operations and the conditions at or in their Facilities) comply with all Environmental Laws except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and each Subsidiary have obtained all permits under Environmental Laws necessary to their respective operations, all such permits are in full force and effect, and the Company and each Subsidiary are in compliance with all material terms and conditions of such permits except for permits, individually or in the aggregate, the lack of which or noncompliance with which could not reasonably be expected to have a Material

Adverse Effect; and neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) in connection with any Release of any Hazardous Material or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

(w) Full Disclosure. Neither the financial statements referred to in paragraph
    ----------------
(d) of this Section 3.1, nor this Agreement, nor any other written statement or document furnished by or on behalf of the Company to you in connection with the negotiation of the sale of the Notes and the execution and delivery of the Agreement, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact (exclusive of general economic, political or social conditions or trends) particular to the Company and known by the Company that the Company has not disclosed to you in writing and that has a Material Adverse Effect or, so far as the Company can now foresee, will have, individually or in the aggregate, a Material Adverse Effect, or will restrict the Company's performance of its undertakings under this Agreement and the Notes.


3.2.     Representations of the Purchasers.
         ---------------------------------

     (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for your own account and not with a view to any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control; subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act and you understand and agree that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

     (b) You further represent that, as of the date of this Agreement, at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (i) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such generalaccount's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile;

     (ii) the Source is either (x) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (y) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12,
1991)
and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

     (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii);

     (iv) the Source is a governmental plan;

     (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (b)(v);

     (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

     (vii) if you are an insurance company and the Source includes assets of your general account, (A) your purchase of Notes is entitled to the exemption afforded by PTE 95-60 (issued July 12, 1995), provided the Company is not an affiliate (within the meaning of Section v(a) of PTE 95-60) of you, or (B) there is no Plan with respect to which the assets of your general account's reserves (as determined under Section 807(d) of the Code) for all contracts held by or on behalf of such Plan and all other Plans maintained by the same employer or its affiliates (as so defined) or by the same employee organization exceeds 10% of the liabilities of your general account.

As used in this Section 3.2(b), the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

4.       CLOSING CONDITIONS

        Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder, which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

     4.1. Representations and Warranties. The representations and warranties of
          -------------------------------
the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date, and executed by the Treasurer of the Company.

     4.2. Legal Opinions. You shall have received from Gardner, Carton &
          ---------------
Douglas, who is acting as your special counsel in this transaction, from Varnum, Riddering, Schmidt & Howlett LLP, counsel to the Company, their opinions, dated such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibits B and C, respectively.

     4.3. Events of Default. No event shall have occurred and be continuing on
          ------------------
the Closing Date which would constitute a Default or an Event of Default, and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the Treasurer of the Company.

     4.4. Payment of Fees and Expenses. The Company shall have paid all fees,
          -----------------------------
expenses, costs and charges, including the fees and expenses of Gardner, Carton & Douglas, your special counsel, incurred by you through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

     4.5. Legality of Investment. Your acquisition of the Notes shall constitute
          -----------------------
a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restrictions as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     4.6. Private Placement Numbers. Private placement numbers with respect to
          --------------------------
the Notes shall have been issued by S&P.

     4.7. Proceedings and Documents. All corporate proceedings taken in
          -------------------------
connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

5.   INTERPRETATION OF AGREEMENT

      5.1.     Certain Terms Defined. The terms hereinafter set forth when used
               ---------------------
               in this Agreement shall have the following meanings:

     Affiliate - Any Person (other than a Subsidiary or an original Purchaser)
     ---------
(i) who is a director or executive officer of the Company or any Subsidiary,
(ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary or (iv) of which securities representing 5% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 5% or more of its equity) is beneficially owned or held by the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        Agreement - As defined in Section 1.1.
        ---------

        Banks - all banks and other lenders to the Company from time to time
        -----
party to that certain Multi-currency Revolving Credit Loan Agreement, dated as of September 16, 1997, by and between the Company, Donnelly Hohe GmbH & Co. KG, certain Subsidiaries party thereto, the banks named therein, and Bank One, Michigan, N.A. individually and as Agent for the lenders thereunder, as the same may be amended, modified, supplemented, restated, replaced or refinanced from time to time.

        Business Day - Any day, other than Saturday, Sunday or a legal holiday
        ------------
or any other day on which banking institutions in the United States of America generally are authorized by law to close.

        Capitalized Lease - Any lease the obligation for Rentals with respect to
        -----------------
which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

        Closing Date - As defined in Section 1.2.
        ------------

       Code - The Internal Revenue Code of 1986, as amended.
       ----

     Consolidated EBIT - For any period, the sum of (a) income or loss before
     -----------------
taxes on income for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) Consolidated Interest Expense and (c) to the extent deducted from revenues in determining such income or loss and to the extent the Company elects (in accordance with Financial Accounting Standards Board Statement No. 141 and No. 142) to write off goodwill reflected on its books as of the date of this Agreement, the amount of such write off not in excess of $10,000,000.

       Consolidated EBITDA - For any period, the sum of (a) income or loss
       -------------------
before taxes on income for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) to the extent deducted from revenues in determining such income or loss, (1) Consolidated Interest Expense,
(2) expenses for taxes paid and accrued, (3) depreciation, (4) amortization, (5) to the extent the Company elects (in accordance with Financial Accounting Standards Board Statement No. 141 and No. 142) to write off goodwill reflected on its books as of the date of this Agreement, the amount of such write off not in excess of $10,000,000, plus (c) to the extent not otherwise included in determining such income or loss, the amount of cash dividends or distributions received by the Company or its consolidated Subsidiaries from any Person that is not a consolidated Subsidiary.

        Consolidated Indebtedness - Indebtedness of the Company and its
        -------------------------
Subsidiaries determined on a consolidated basis in accordance with GAAP.

        Consolidated Interest Expense - For any period, all interest expense
        -----------------------------
deducted from revenues by the Company and its consolidated Subsidiaries during such period.

        Consolidated Net Income - For any period, the net earnings of the
        -----------------------
Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding extraordinary items.

        Consolidated Tangible Net Worth - The consolidated shareholders' equity
        -------------------------------
of the Company and its Subsidiaries determined in accordance with GAAP.

        Consolidated Total Assets - The total assets of the Company and its
        -------------------------
Subsidiaries determined on a consolidated basis in accordance with GAAP.

        Consolidated Total Capitalization - The sum of Consolidated Tangible Net
        ---------------------------------
Worth and Consolidated Indebtedness.

        Debt to EBITDA Ratio - The ratio of (a) Consolidated Indebtedness to (b)
        --------------------
Consolidated EBITDA, calculated for the Company's eight most recently ended fiscal quarters divided by (2) two.

        Default - Any event which, with the lapse of time or the giving of
        -------
notice, or both, would become an Event of Default.

        Determination Date - The day 3 Business Days before the date fixed for a
        ------------------
prepayment pursuant to Section 2.1 or Section 7.12 or the date of declaration pursuant to Section 8.2.

        Disposition - as defined in Section 7.12.
        -----------

        Donnelly Receivables - as defined in Section 7.12.
        --------------------

        Environmental Claim - Any notice of violation, claim, demand, abatement
        -------------------
order or other order by any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statute, rule, regulation, ordinance, order, permit, license or authorization of or from any governmental authority, agency or court relating to environmental matters pertaining to the Facilities.

     Environmental Laws - All laws relating to environmental matters, including
     ------------------
those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous Material Transportation
                                -------
Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42
                      -------
U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33
              -------
U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic
              -------                                       -------
Substances Control Act (15 U.S.C.ss.2601 et seq.), the Occupational Safety and
                                         -------
Health Act (29 U.S.C.ss.651 et seq.) and the Emergency Planning and Community
                            -------
Right-to-Know Act (42 U.S.C.ss.11001 et seq.), and (ii) environmental
                                     -------
protection, including the National Environmental Policy Act (42 U.S.C.ss.4321 et
                                                                              --
seq.), and comparable foreign and state laws, each as amended or supplemented,
----
and any similar or analogous local, state, federal or foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

        ERISA - The Employee Retirement Income Act of 1974, as amended from time
        -----
to time and any successor statute.

        ERISA Affiliate - The Company and (i) any corporation that is a member
        ---------------
of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

        Event of Default - As defined in Section 8.1.
        ----------------

        Exchange Act - The Securities Exchange Act of 1934, as amended, and as
        ------------
it may be further amended from time to time.

        Facility - Any and all real property (including all buildings, fixtures
        --------
or other improvements located thereon) now or heretofore owned, leased, operated or used (under permit or otherwise) by the Company or any of its Subsidiaries.

        Funded Debt - As of any date of determination, all Indebtedness properly
        -----------
classified as long-term debt in accordance with GAAP, including (A) Indebtedness which by its terms matures more than one year from the date of creation (including any portion thereof payable within a year) or which may be renewed or extended at the option of the obligor for more than one year from such date whether or not theretofore renewed or extended, (B) Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable within one year after the creation thereof and (C) the principal portion of obligations under Capitalized Leases.

        GAAP - Generally accepted accounting principles in effect from time to
        ----
time in the United States.

        Guaranties - All obligations (other than endorsements in the ordinary
        ----------
course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

        Hazardous Materials - (i) Any chemical, material or substance defined as
        -------------------
or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of the Company or any of its Subsidiaries or to Persons on or about such property or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million;
and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

        Indebtedness - (i) All items of borrowings, including Capitalized
        ------------
Leases, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, and (ii) Guaranties of obligations of other Persons of the character referred to in this definition, provided, however, that, except as otherwise required in this Agreement, Indebtedness of a Person shall not include Indebtedness which would be eliminated in preparing a consolidated balance sheet in accordance with GAAP.

        Institutional Holder - Any bank, trust company, insurance company,
        --------------------
pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

        Interest Coverage Ratio - As of any date, (a) Consolidated EBIT,
        -----------------------
calculated for the Company's eight most recently ended fiscal quarters, to (b) Consolidated Interest Expense, calculated for the Company's eight most recently ended fiscal quarters.

        Investments - All investments made, in cash or by delivery of property,
        -----------
directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include investments in property to be used or consumed in the ordinary course of business.

        Joint Venture - Any association with one or more Persons to undertake,
        -------------
through a corporation or partnership, a commercial or business enterprise; provided that, any such association through a Subsidiary that is consolidated with the Company for financial reporting purposes in accordance with GAAP shall not be deemed to be a Joint Venture.

        Lien - Any mortgage, pledge, security interest, encumbrance, lien or
        ----
charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, including a Capitalized Lease, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

        Make-Whole Amount - As of any Determination Date, to the extent that the
        -----------------
Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the sum of the present values of each principal and interest payment to be foregone by any prepayment (exclusive of accrued interest on such Notes through the date of prepayment) on such Notes, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months), each such payment at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Notes then to be prepaid or paid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Notes, the Make-Whole Amount is zero.

        Material Adverse Effect - (i) A material adverse effect on the business,
        -----------------------
properties, profits, prospects, operations or condition, financial or otherwise, of the Company or any Subsidiary, (ii) the impairment of the ability of the Company to perform its obligations under this Agreement or the Notes or (iii) the impairment of the ability of the holders of the Notes to enforce such obligations.

        Moody's - Moody's Investors Service, Inc.
        -------

        Multiemployer Plan - As defined in Section 3.1(h)
        ------------------

        Net Worth - With respect to any Joint Venture, total assets less total
        ---------
liabilities (excluding Indebtedness of the Joint Venture to the Company that is subordinate to all of its other Indebtedness), all as determined in accordance with GAAP.

        Notes - As defined in Section 1.1.
        -----

        PBGC - As defined in Section 3.1(h).
        ----

        Person - Any individual, corporation, partnership, Joint Venture,
        ------
association, joint-stock company, trust, unincorporated organization or government or any governmental authority, agency or political subdivision.

        Plan - Any employee benefit pension plan, as defined in Section 3(2) of
        ----
ERISA, that has been established by, or contributed to, or is maintained by the Company or any Subsidiary.

        Priority Debt - means, as of any date, the sum (without duplication) of
        -------------
(a) outstanding Indebtedness of a Subsidiary (other than Indebtedness owed to the Company or a Wholly-Owned Subsidiary) and (b) Indebtedness of the Company and any Subsidiary secured by Liens not otherwise permitted by Sections 7.6(a) through (g).

        Purchaser - As defined in Section 1.1.
        ---------

        Reinvestment Yield - shall mean the sum of (i) 0.50% plus (ii) the yield
        ------------------
reported, as of 10:00 A.M. (New York City time) on the Determination Date, on the Cantor-Fitzgerald Brokerage Screen available on the Bloomberg and Knight Ridder Information System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of the Notes then being prepaid or paid as of the date of prepayment or payment, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of such prepayment or payment rounded to the nearest month. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. In the event the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the Notes, for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of prepayment or payment, as the case may be, rounded to the nearest month shall be used. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month).

        Release - Any release, spill, emission, leaking, pumping, pouring,
        -------
emptying, dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

        Rentals - As of the date of any determination thereof, all fixed
        -------
payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the

Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

        Sale and Leaseback Transaction - Any arrangement, directly or
        ------------------------------
indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether or not a Capitalized Lease), or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

        S&P - Standard & Poor's Corporation.
        ---

        Securities Act - The Securities Act of 1933, as amended, and as it may
        --------------
be further amended from time to time.

        Subsidiary - Any corporation of which shares of Voting Stock
        ----------
representing more than 50% of the combined voting power of each outstanding class of Voting Stock are owned, directly or indirectly, by the Company. For purposes of this Agreement, Donnelly Export Corporation also shall be deemed to be a Subsidiary as long as it is included in the combined consolidated financial statements of the Company.

        Voting Stock - Capital stock of any class of a corporation having power
        ------------
under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

        Weighted Average Life to Maturity - As applied to any prepayment of
        ---------------------------------
principal of the Notes at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by virtue of such prepayment of the Notes, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such payment.

        Wholly-Owned - When applied to a Subsidiary, any Subsidiary 100% of the
        ------------
Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares.

        Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

        5.2. Accounting Principles. Where the character or amount of any asset
        --------------------------
or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with United States GAAP in force at the time this Agreement is executed, except where such principles are inconsistent with the requirements of this Agreement.

        5.3. Valuation Principles. Except where indicated expressly to the
             ---------------------
contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with GAAP, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with GAAP) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.

        5.4. Direct or Indirect Actions. Where any provision in this Agreement
             --------------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

6.       AFFIRMATIVE COVENANTS

        The Company agrees that, for so long as any amount remains unpaid on any
Note:

        6.1. Corporate Existence. The Company will maintain and preserve, and
             -------------------
will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Sections 7.11, 7.12 or 7.13 or the termination of the corporate existence of any Subsidiary if, in the opinion of the Board of Directors or senior management of the Company, such termination is in the best interests of the Company, is not disadvantageous to holders of the Notes and is not otherwise prohibited by this Agreement.

        6.2. Insurance. The Company will insure and keep insured, and will cause
             ---------
each Subsidiary to insure and keep insured, at all times all of its properties which are of an insurable nature and of the character usually insured by companies operating properties similar to the properties of the Company or each such Subsidiary, against loss or damage by fire and from other causes as are required by law or sound business practice to be insured and are customarily insured against by companies engaged in the manufacture and distribution of automotive parts in such amounts as are usually insured against by such companies. The Company also will maintain, and also will cause each Subsidiary to maintain, at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are required by law or sound business practice to be insured and are usually insured against by companies operating properties similar to the properties of the Company or each such Subsidiary. All such insurance shall be carried with financially sound and reputable insurers of good standing.

        6.3. Taxes, Claims for Labor and Materials. The Company will pay and
             -------------------------------------
discharge prior to the date on which penalties attach thereto, and will cause each Subsidiary to pay and discharge prior to the date on which penalties attach thereto, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with GAAP.

        6.4. Maintenance of Properties. The Company will maintain, preserve and
             -------------------------
keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals, improvements and additions.

        6.5. Maintenance of Records. The Company will keep, and will cause each
             ----------------------
Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

        6.6. Financial  Information  and Reports.  The Company will furnish to
             -----------------------------------
you and to any other Institutional Holder (in duplicate if you or such other holder so request) the following:


        (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a condensed combined consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and condensed combined consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding condensed combined consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) and certified by the chief financial officer, Vice President of Financial Operations or Treasurer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial condition of the Company and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments;

        (b) As soon as available and in any event within 120 days after the last day of each fiscal year, a combined consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related combined consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report unqualified as to scope of audit and unqualified as to going concern as to the combined consolidated balance sheet and the related combined consolidated statements of income, shareholders' equity and cash flows by BDO Seidman, LLP, or any other firm of independent public accountants of recognized national standing selected by the Company, to the effect that such financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

        (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer, Vice President of Financial Operations or Treasurer of the Company, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that, to the best of his knowledge, on the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, neither the Company nor any Subsidiary is, or was, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if such officer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through 7.16 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections
7.1 through 7.7 and 7.9 through 7.13 during the periods covered by the financial statements then being furnished and as of the end of such periods;

        (d) Together with the financial reports delivered pursuant to paragraph
(b) of this Section 6.6, a certificate from the Company's independent certified public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Default or Event of Default hereunder (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) or, if such accountants shall have obtained knowledge of any such Default or Event of Default, describing the nature thereof and the length of time it has existed;

        (e) Within 5 days after the Company obtains knowledge thereof, notice of any litigation or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $1,000,000, individually or in the aggregate, or which might reasonably be expected to result in a Material Adverse Effect;

        (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its

Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes or prospective purchaser of the Notes may reasonably request;

        (g) As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary;

        (h) Annually following any change in the composition of the Company's Subsidiaries from that set forth in Annex I, as theretofore updated pursuant to this paragraph, an updated list setting forth the information specified in Annex I;

        (i) If at any time (but only so long as) the Company provides consolidating financial statements to any holder of Indebtedness, copies of such consolidating financial statements; and

        (j) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries.

        6.7. Inspection of Properties and Records. The Company will allow, and
             -------------------------------------
will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional
Holder its affairs, finances and accounts). Such visitations and inspections shall take place at such reasonable times and as often as you or such Institutional Holder may reasonably request, provided that, if at the time thereof any Default or Event of Default has occurred and is continuing, such visitations and inspections shall be at the Company's expense. Any proprietary or other confidential, competitively sensitive information obtained by you or any other Institutional Holder in the course of any visitation or inspection shall not be disclosed to any Person unless required by law.

        6.8.     ERISA.
                 -----

        (a) All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

        (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or an "affiliate" (as defined in Section 407(d)(7) of ERISA) of the Company to:

                (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

(ii)     incur any "accumulated funding deficiency" as such term is defined in
         Section 302 of ERISA, whether or not waived; or

(iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clause (i), (ii) or (iii) above is likely to subject the Company, any Subsidiary or ERISA affiliate to liabilities which, individually or in the aggregate, could have a Material Adverse Effect.

(c) Upon request, the Company will furnish you or any other Institutional Holder a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

(d) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of (i) a reportable event (within the meaning of Section 4043(b) of ERISA and applicable regulations) with respect to any Plan; (ii) the institution of any steps by the Company, any Subsidiary, any ERISA affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company, any Subsidiary or any ERISA affiliate with respect to any liability under any employee welfare benefit plan (as defined in Section (3)(1) of ERISA) which has been or is maintained by the Company, any Subsidiary or any ERISA affiliate for the purpose of providing post-retirement welfare benefits to plan participants and their beneficiaries; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which would result in any material liability to the Company or any of its Subsidiaries.

6.9.     Compliance with Laws.
         --------------------

(a) The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect or would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 7.6 on any property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company has established adequate reserves on its books in accordance with GAAP.

(b) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder notice of the institution of any proceedings against, or the receipt of notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation could give rise to a material liability of the Company and its Subsidiaries taken as a whole.

     6.10. Acquisition of Notes. Neither the Company nor any Subsidiary or
           --------------------
Affiliate, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer is made to repurchase Notes pro rata from all holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

     6.11. Private Placement Numbers. The Company consents to the filing of
           -------------------------
copies of the Notes with S&P to obtain private placement numbers.

     6.12. Parity. Until such time as the Company's 6.67% Senior Notes due
           ------
November 30, 2003 have been repaid in full,


     (a) This Agreement incorporates each financial or restrictive covenant imposed on the Company or any Subsidiary as of the Closing Date by any of the Banks that is more restrictive than, or not covered by, the financial and restrictive covenants contained in this Agreement.

     (b) In the event that any of the Banks shall impose upon the Company or any Subsidiary any additional or more restrictive financial or negative covenant than is imposed upon the Company or any Subsidiary under this Agreement, or the Company or any Subsidiary grants any such Bank a more favorable financial or negative covenant than is granted under this Agreement, the Company shall promptly so notify and furnish a copy thereof to each holder of a Note, and this Agreement shall be deemed to be amended automatically to incorporate such additional or more restrictive financial covenant as to the Company or any Subsidiary or such more favorable financial covenant as to any holder of a Note.

     (c) So long as no Default or Event of Default exist, if the Banks subsequently amend a financial or negative covenant deemed to be incorporated in this Agreement by virtue of Section 6.12(a) or (b) to make it less restrictive as to the Company or any Subsidiary or less favorable as to the Banks, then the Company shall promptly so notify and furnish a copy of such subsequent amendment to each holder of a Note, and this Agreement shall be deemed to be amended automatically to incorporate such subsequent amendment of the financial or negative covenant; provided, however, that notwithstanding anything contained in this Section 6.12(c) no amendment to this Agreement will be made pursuant to this Section 6.12(c) if such amendment would make a financial or negative covenant contained in this Agreement (as then in effect without taking into account any amendments previously made pursuant to Section 6.12(a) or (b) above) less restrictive as to the Company or any Subsidiary or less favorable to any holder of a Note.

7.       NEGATIVE COVENANTS
         ------------------
         The Company agrees that, for so long as any amount remains unpaid on any Note:

     7.1. Debt to EBITDA Ratio. The Company will not permit the Debt to EBITDA
          --------------------
Ratio to exceed 2.75 to 1.00 as of the end of any fiscal quarter.

     7.2. Priority Debt. The Company will not and will not permit any Subsidiary
          -------------
to incur or have outstanding at any time Priority Debt, except for (i) Priority Debt outstanding on the

Closing Date and described in the attached Annex V; and (ii) additional Priority Debt not in excess of $15,000,000.


     7.3. Interest Coverage Ratio. The Company will not permit the Interest
          -----------------------
Coverage Ratio to be less than 2.00 to 1.00 as of the end of any fiscal quarter.

     7.4. Consolidated Tangible Net Worth. The Company will not permit at any
          -------------------------------
time its Consolidated Tangible Net Worth to be less than $50,000,000 plus the cumulative sum of 40% of Consolidated Net Income (without reduction for any losses) for each of its fiscal years ending after July 3, 1993; provided, however, that for purposes of this Section 7.4, to the extent the Company elects (in accordance with Financial Accounting Standards Board Statement No. 141 and No. 142) to write off goodwill reflected on its books as of the date of this Agreement, the amount of such write off (not in excess of $10,000,000), to the extent deducted in calculating Consolidated Net Income, shall be added back to Consolidated Net Income.

     7.5. Funded Debt. The Company will not, and will not permit any Subsidiary
          -----------
to, permit to exist, create, assume, incur, guarantee or otherwise be or become liable for, directly or indirectly, any Funded Debt other than:

     (a) the Notes;

     (b) Outstanding Funded Debt of the Company and its Subsidiaries described in the attached Annex IV;

     (c) Funded Debt of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary and of the Company owed to a Wholly-Owned Subsidiary; and

     (d) Additional Funded Debt, provided that at the time of incurring such additional Funded Debt and after giving effect thereto and to the application of the proceeds therefrom, the Consolidated Funded Debt then to be outstanding does not exceed 75% of Consolidated Total Capitalization.

     7.6. Liens. The Company will not, and will not permit any Subsidiary to,
          -----
permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

     (a) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in the attached Annex II and Liens resulting from extensions, renewals or replacements of such Liens, provided that there is no increase in the Indebtedness secured thereby at the time of renewal and any new Lien attaches only to the same property theretofore subject to such earlier Lien;

     (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books;

     (c) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and the Company has established adequate reserves therefor on its books;

     (d) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, defects in title and landlord's, lessor's, mechanics' and materialmen's liens) that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or materially impair the value of the property or assets subject thereto;

     (e) Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-Owned Subsidiary or Liens securing Indebtedness of the Company to a Wholly-Owned Subsidiary;

     (f) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created substantially contemporaneously with the date of acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided in the case of clauses (i), (ii) and (iii) that such Liens do not extend to other property of the Company or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 100% of the fair market value of all property subject thereto;

     (g) Liens arising in connection with transactions for the sale of receivables permitted under Section 7.12; and

     (h) Liens not otherwise permitted by paragraphs (a) through (g) above incurred subsequent to the Closing Date to secure Indebtedness, provided that at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, such additional Indebtedness is permitted by Section 7.5(d).

     7.7. Restricted Payments. (a) The Company will not, except as hereinafter
          -------------------
provided:

         (i) declare or pay any dividends, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of common stock of the Company);

         (ii) directly or indirectly, or through any Subsidiary, purchase, redeem, retire or otherwise acquire any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

         (iii) make any other payment or distribution, either directly or indirectly, or through any Subsidiary, in respect of its capital stock;

     (all such non-permitted declarations, payments, purchases, redemptions, retirements, acquisitions, distributions or investments being hereinafter referred to as "Restricted Payments") unless, after giving effect thereto, (x) the aggregate amount of Restricted Payments made after June 27, 1992 to and including the date of making the Restricted Payment in question would not exceed the sum of: (A) $2,000,000; (B) 50% of cumulative Consolidated Net Income since June

27, 1992 (less 100% thereof in case of a deficit); (C) the net cash proceeds received by the Company from the sale of any shares of its capital stock or warrants to acquire shares of its capital stock or any Indebtedness that is converted into shares of its capital stock subsequent to June 27, 1992; and (y) no Default or Event of Default would exist; and (z) the Company could incur at least $1.00 of additional Funded Debt under Section 7.5(d).

         For purposes of this Section 7.7(a), (1) the amount of any Restricted Payment which is payable or distributable in property other than cash or shares of capital stock of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property as of the date of the declaration or payment of such Restricted Payment and (2) to the extent the Company elects (in accordance with Financial Accounting Standards Board Statement No. 141 and No.
142) to write off goodwill reflected on its books as of the date of this Agreement, the amount of such write off (not in excess of $10,000,000), to the extent deducted in calculating Consolidated Net Income, shall be added back to Consolidated Net Income.

     (b) Notwithstanding the limitations in clause (ii) of the foregoing paragraph (a), the Company may purchase or redeem its common stock for cash in an amount not to exceed $10,000,000; provided that after giving effect to such purchase or redemption the Company shall not be in default in the observance or performance of any of the covenants or conditions contained in this Agreement, including the other limitations in paragraph (a) of this Section 7.7. On the date of any such purchase or redemption of its common stock, the Company shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication of the number of shares of common stock of the Company purchased or redeemed and the amount of consideration paid therefor.

     7.8. Investments. The Company will not, directly or indirectly, and will
          -----------
not permit any Subsidiary to, make any Investment, other than:

     (a) Investments in Subsidiaries or in Persons which through such Investments become Subsidiaries;

     (b) Investments in Joint Ventures permitted by Section 7.9;

     (c) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America or an agency thereof;

     (d) Investments in commercial paper maturing within 270 days or less from the date of issuance and rated in one of the two highest rating classifications by S&P or Moody's; and

     (e) Investments in certificates of deposit of commercial banks located in the United States of America and having capital, surplus and undivided profits of at least $150,000,000 and whose long-term debt securities are rated A or better by S&P or the equivalent by Moody's.

     7.9. Joint Ventures.
          --------------

     (a) The Company will not, and will not permit any Subsidiary to, make any Investment in a Joint Venture if, after giving effect thereto, the then outstanding Investments of the Company and its Subsidiaries in all Joint Ventures would exceed 70% of Consolidated Tangible Net Worth.

     (b) The Company will not permit the Net Worth of Joint Ventures in which the Company or any Subsidiary directly or indirectly owns an interest to be less than a negative $500,000 individually or a negative $1,000,000 in the aggregate.

     7.10. Sale and Leaseback Transactions. The Company will not, and will not
           -------------------------------
permit any Subsidiary to, effect any Sale and Leaseback Transaction unless (i) such Sale and Leaseback Transaction occurs within 365 days of the date of acquisition of property acquired after the date of this Agreement or completion of construction on property acquired after the date of this Agreement, whichever occurs later, (ii) if such Sale and Leaseback Transaction involves a Capitalized Lease, such Capitalized Lease is permitted under Section 7.5 hereof and (iii) such Sale and Leaseback Transaction is permitted under Section 7.12.

     7.11. Merger or Consolidation. The Company will not, and will not permit
           -----------------------
any Subsidiary to, merge or consolidate with, or sell all or substantially all of its assets to, any Person, except that:

     (a) The Company may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into it, provided that immediately after giving effect thereto,

         (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America having substantially all of its assets in the United States of America and expressly assumes in writing the Company's obligations under the Notes and this Agreement;

         (ii) There shall exist no Default or Event of Default; and

         (iii) The Company or such successor corporation could incur at least $1.00 of additional Funded Debt under Section 7.5(d); and

         (b) Any Subsidiary may (i) merge into the Company or a Wholly-Owned Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or a Wholly-Owned Subsidiary or (iii) merge into any Person which, as a result of such merger, becomes a Wholly-Owned Subsidiary, or (iv) merge with any Person which does not become a Subsidiary as a result of such merger so long as such merger is otherwise permitted by Section 7.12; provided in each instance set forth in clauses (i) through (iv) that immediately before and after giving effect thereto there shall exist no Default or Event of Default and the Company could incur at least $1.00 of additional Funded Debt under Section 7.5(d); provided further that, if the Company is the party to a merger of the type described in clause (iv), the successor is a solvent corporation organized under the laws of a state of the United States of America and expressly assumes the Company's obligations under the Notes and this Agreement.

         7.12. Sale of Assets. The Company will not, and will not permit any
               --------------
Subsidiary to, sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively, a "Disposition") any assets, including any shares of capital stock of Subsidiaries or any Sale and

Leaseback Transaction, in one or a series of transactions, other than in the ordinary course of business, to any Person, except to the Company or a Wholly-Owned Subsidiary, (i) if, in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if a Default or Event of Default exists; provided, that such Disposition shall not be subject to or
                --------
included in the foregoing limitation and computation in clause (i) if the net proceeds of such Disposition are (x) reinvested in productive assets of a similar nature and at least equivalent value within 12 months of such Disposition, or (y) applied to reduce Funded Debt of the Company or its Subsidiaries, including the Notes (other than Funded Debt that by its terms is subordinate to the Notes), on a pro rata basis, and in the case of those proceeds applied to reduce the Notes, the procedures for optional prepayments set forth in Sections 2.1(a) and (b) and 2.2 shall apply; and provided further
                                                              ----------------
that clause (i) above shall not apply to the sale of receivables of the Company or any Subsidiary without recourse to Donnelly Receivables Corporation, a Michigan corporation ("Donnelly Receivables"), a special purpose entity all of the outstanding shares of which are owned directly by the Company, for the purpose of allowing Donnelly Receivables to provide for the securitization of such receivables, provided that (A) the investment of any person or persons arising as a result of the purchase of an interest in the receivables, when aggregated with the remaining unpaid investment of such other person or persons in respect of all such prior purchases shall not exceed $75,000,000; (B) such purchases of interests in the receivables are for all cash consideration representing reasonably equivalent value whether payable immediately or on a deferred basis and (C) such sale from the Company to Donnelly Receivables qualifies for and is treated by the Company as a true sale under Financial Accounting Standards Board Statement No. 125 and GAAP.

     7.13. Disposition of Stock or Indebtedness of Subsidiaries. The Company
           ----------------------------------------------------
will not, and will not permit any Subsidiary to, issue, sell or transfer the capital stock or Indebtedness of a Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary if such issuance, sale or transfer would cause it to cease to be a Subsidiary, unless (i) all shares of capital stock of such Subsidiary and all Indebtedness of such Subsidiary owned by the Company and by every other Subsidiary shall simultaneously be sold, transferred or otherwise disposed of (except that the Company or a Subsidiary need not simultaneously sell, transfer or otherwise dispose of all shares of capital stock of one or more other Subsidiaries if the aggregate net book value of the assets of all such Subsidiaries does not exceed $15,000,000), (ii) such Subsidiary does not thereafter own any shares of capital stock or Indebtedness of the Company or another Subsidiary and (iii) such sale would not be prohibited under Section 7.12.

     7.14. Transactions with Affiliates. The Company will not, and will not
           ----------------------------
permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate, except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.15. Consolidated Tax Returns. The Company will not file, or consent to
           ------------------------
the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

     7.16. Nature of Business. The Company will not, and will not permit any
           ------------------
Subsidiary to, enter into any business which is substantially different from that presently conducted by them.

8.       EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1. Nature of Events. An "Event of Default" shall exist if any one or more
          ----------------
of the following occurs:

     (a) Any default in the payment of interest when due on any of the Notes which is not remedied within 3 days;

     (b) Any default in the payment of the principal of any of the Notes or the Make-Whole Amount, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

     (c) Any default (i) in the payment of the principal of, or interest or premium on, any other Indebtedness of the Company and its Subsidiaries aggregating in excess of $1,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) (other than a payment default) under any mortgages, agreements or other instruments of the Company and its Subsidiaries under or pursuant to which such Indebtedness aggregating in excess of $1,000,000 is issued and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (iii) with respect to any combination of the foregoing involving Indebtedness in excess of $1,000,000.

     (d) Any default in the observance or performance of any of the covenants or conditions contained in Sections 6.8 and Sections 7.1 through 7.15 which is not remedied within 10 days;

     (e) Any default in the observance or performance of Section 7.16 or any other covenant or provision of this Agreement which is not remedied within 30 days after written notice thereof to the Company by any holder of a Note;

     (f) Any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement, proves incorrect as of the date of the issuance or making thereof;

     (g) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company or any Subsidiary receives notice thereof;

     (h) The Company or any Subsidiary shall

         (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

         (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to obtain the dismissal of such a petition within 60 days of its filing or be subject to an order for relief or a decree approving such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

         (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

         (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

         (v) be finally adjudicated bankrupt or insolvent;


         (vi) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 60 days of the date of entry, (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy or (C) for a reorganization pursuant to the Bankruptcy Laws or (D) for any other judicial modification or alteration of the rights of creditors; or

         (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

     8.2. Remedies on Default. When any Event of Default described in paragraphs
          -------------------
(a) through (g) of Section 8.1 has occurred and is continuing, the holder or holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, (i) when any Event of Default described in paragraphs (a) or (b) of
Section 8.1 has occurred and is continuing, any holder may by notice to the Company declare the entire principal and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and (ii) when any Event of Default described in paragraph (h) of Section 8.1 has occurred, then the entire principal and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. When any Event of Default described in the following paragraphs of Section 8.1 shall have occurred: paragraphs (a), (b), (c)(i), and (d) as to any default in the observance or performance of any of the covenants or conditions contained in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7., 7.11, 7.12, and 7.13 and in
paragraph (h), then the Company shall be obligated to pay a Make-Whole Amount (to the extent permitted by law) in addition to the entire principal and all interest accrued on the Notes pursuant to the foregoing sentences of this
Section 8.2. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holder or holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount, as required, which shall be calculated on the Determination Date.

     8.3. Annulment of Acceleration of Notes. The provisions of Section 8.2 are
          ----------------------------------
subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of
Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that
(i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every Default or Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

     8.4. Other Remedies. If any Event of Default shall be continuing, any
          --------------
holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

     8.5. Conduct No Waiver; Collection Expenses. No course of dealing on the
          --------------------------------------
part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the Make-Whole Amount, if any, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights incident to an Event of Default.

     8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to
          -------------------
any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

     8.7. Notice of Default. With respect to Defaults, Events of Default or
          -----------------
claimed defaults, the Company will give the following notices:

     (a) The Company promptly, but in any event within 5 days, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

     (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

9.       AMENDMENTS, WAIVERS AND CONSENTS

     9.1. Matters Subject to Modification. Any term, covenant, agreement or
          -------------------------------
condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment or optional prepayment) of the principal of or the interest on any Note, (ii) change the principal amount thereof or the Make-Whole Amount, or change the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.2, Section 8.3 or this Section 9.

        For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

     9.2. Solicitation of Holders of Notes. The Company will not solicit,
          --------------------------------
request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

     9.3. Binding Effect. Any such amendment or waiver shall apply equally to
          --------------
all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

10.      FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

     10.1. Form of Notes. Each Note initially delivered under this Agreement
           --------------
will be in the form of a fully registered Note in the form attached as Exhibit A(i) or A(ii), as appropriate. The Notes are issuable only in fully registered form and in denominations of at least $200,000 (or the remaining outstanding balance thereof, if less than $200,000).

     10.2. Note Register. The Company shall cause to be kept at its principal
           -------------
office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

     10.3. Issuance of New Notes upon Exchange or Transfer. Upon surrender for
           -----------------------------------------------
exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance with Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     10.4. Replacement of Notes. Upon receipt of evidence satisfactory to the
           --------------------
Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of such loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

11.      MISCELLANEOUS

     11.1. Expenses. The Company agrees to pay directly all expenses in
           --------
connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this
Section 11.1 shall survive the retirement of the Notes.

     11.2. Notices. Except as otherwise expressly provided herein, all notices
           -------
provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, by overnight courier, or by facsimile, but all other communications may be sent by regular mail, in each case (i) if to you, to the address set forth below your name in Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Donnelly Corporation, 49 West Third Street, Holland, Michigan 49423-2813, Attention: Treasurer, or to such other address as the Company may in writing designate.

     11.3. Reproduction of Documents. This Agreement and all documents relating
           -------------------------
hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

     11.4. Successors and Assigns. This Agreement will inure to the benefit of
           ----------------------
and be binding upon the parties hereto and their respective successors and assigns.

     11.5. Law Governing. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Illinois.

     11.6. Headings. The headings of the sections and subsections of this
           --------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7. Counterparts. This Agreement may be executed simultaneously in one or
           ------------
more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

     11.8. Reliance on and Survival of Provisions. All written covenants,
           --------------------------------------
representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be presumed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

     11.9. Integration and Severability. This Agreement embodies the entire
           ----------------------------
agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

      (The remainder of this page is intentionally left blank.)

        IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                      DONNELLY CORPORATION


                                      By:            David P. DeMaagd
                                        -------------------------------------
                                      Name:          David P. DeMaagd
                                          -----------------------------------
                                      Title:         Treasurer
                                           ----------------------------------


                                      By:            Dwane Baumgardner
                                        -------------------------------------
                                      Name:          Dwane Baumgardner
                                          -----------------------------------
                                      Title:         CEO & President
                                           ----------------------------------

                                   NATIONWIDE LIFE INSURANCE COMPANY


                                   By:             Mark W. Poeppelman
                                     -----------------------------------------
                                   Name:           Mark W. Poeppelman
                                       ---------------------------------------
                                   Title:          Associate Vice President
                                        --------------------------------------



                                  NATIONWIDE LIFE AND ANNUITY
                                  INSURANCE COMPANY


                                  By:             Mark W. Poeppelman
                                    -----------------------------------------
                                  Name:           Mark W. Poeppelman
                                      ---------------------------------------
                                  Title:          Associate Vice President
                                       --------------------------------------



                                  NATIONWIDE INDEMNITY COMPANY


                                  By:             Mark W. Poeppelman
                                    -----------------------------------------
                                  Name:           Mark W. Poeppelman
                                      ---------------------------------------
                                  Title:          Associate Vice President
                                       --------------------------------------

                                   SCHEDULE I
                                   ----------
                    Principal Amount of Notes to Be Purchased
                    ------------------------------------------
Name and Address of Purchaser                          Amount of Senior Notes
-----------------------------                          ----------------------
                                                      Series A        Series B
                                                      ---------       --------
Nationwide Life Insurance Company                     $7,000,000      $6,000,000
One Nationwide Plaza
Columbus, Ohio  43215-2220

Send notices and communications to:

         Nationwide Life Insurance Company
         One Nationwide Plaza  (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Wiring instructions:

         The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         F/A/O Nationwide Life Insurance Company
         Attn: P & I Department
         PPN# _________________
         Security Description ____________________________

All notices of payment on or in respect to the security should be sent to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P O Box 19266
         Attn:  P & I Department
         Newark, NJ  07195

With a copy to:

          Nationwide Life Insurance Company
          Attn: Investment Accounting
          One Nationwide Plaza  (1-32-05)
          Columbus, Ohio  43215-2220



                                   Schedule I

The original note should be registered in the name of Nationwide Life Insurance Company and delivered to:

         The Bank of New York
         One Wall Street
         3rd Floor - Window A
         New York, NY  10286
         F/A/O Nationwide Life Insurance Co. Acct #267829

Tax ID # 31-4156830



                                Schedule I

                                   SCHEDULE I
                                   ----------
                    Principal Amount of Notes to Be Purchased
                    -----------------------------------------
Name and Address of Purchaser                          Amount of Senior Notes
-----------------------------                          ----------------------
                                                       Series A       Series B
                                                       --------       --------
Nationwide Life and Annuity Insurance Company          $3,000,000     $3,000,000
One Nationwide Plaza
Columbus, Ohio  43215-2220

Send notices and communications to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza  (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Wiring instructions:

         The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attn: P & I Department
         PPN# _________________
         Security Description ____________________________

All notices of payment on or in respect to the security should be sent to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P O Box 19266
         Attn:  P & I Department
         Newark, NJ  07195

With a copy to:

          Nationwide Life and Annuity Insurance Company
          Attn: Investment Accounting
          One Nationwide Plaza  (1-32-05)
          Columbus, Ohio  43215-2220




                                      Schedule I

The original note should be registered in the name of Nationwide Life and Annuity Insurance Company and delivered to:

         The Bank of New York
         One Wall Street
         3rd Floor - Window A
         New York, NY  10286
         F/A/O Nationwide Life and Annuity Co. Acct #267961

Tax ID # 31-1000740



                                    Schedule I

                                   SCHEDULE I
                                   ----------
                    Principal Amount of Notes to Be Purchased
                    -----------------------------------------
Name and Address of Purchaser                          Amount of Senior Notes
-----------------------------                          ----------------------
                                                      Series A         Series B
                                                      --------         --------
Nationwide Indemnity Company                                          $1,000,000
One Nationwide Plaza
Columbus, Ohio  43215-2220

Send notices and communications to:

         Nationwide Indemnity Company
         One Nationwide Plaza  (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Wiring instructions:

         The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         F/A/O Nationwide Indemnity Company
         Attn: P & I Department
         PPN# _________________
         Security Description ____________________________

All notices of payment on or in respect to the security should be sent to:

         Nationwide Indemnity Company
         c/o The Bank of New York
         P O Box 19266
         Attn:  P & I Department
         Newark, NJ  07195

With a copy to:

          Nationwide Indemnity Company
          Attn: Investment Accounting
          One Nationwide Plaza  (1-32-05)
          Columbus, Ohio  43215-2220




                                      Schedule I

The original note should be registered in the name of Nationwide Indemnity Company and delivered to:

         The Bank of New York
         One Wall Street
         3rd Floor - Window A
         New York, NY  10286
         F/A/O Nationwide Indemnity Company Acct #264234

Tax ID # 31-1399201



                                 Schedule I

                                     ANNEX I

            List of Subsidiaries and Joint Ventures and Jurisdictions in Which the Company, Subsidiaries and Joint Ventures are
                      Organized and Qualified to Do Business

Subsidiary & JV listing attached
--------------------------------
States Qualified to do Business in, in Addition to State of Incorporation
-------------------------------------------------------------------------

Entity
------
         Donnelly Corporation:
                  Arizona
                  Missouri
                  Ohio
                  Kentucky

                                    ANNEX II

                                     Liens

o Land, building, machinery & equipment purchased under the $5 million Kentucky Industrial Revenue Bonds. Lease agreement dated 6-30-92

o Newaygo Molding equipment $.4 million relating to REA(RUS) loan thru O&A Electric; $.2 million outstanding.

o Land, building, machinery and equipment purchased under the $9.5 million Michigan Strategic Fund Grand Haven Industrial Revenue Bonds.

o Any other liens which may exist only to support assets under operating leases which, according to GAAP, are not included on our financial statements.

o Donnelly Guarantee and Bond Purchase Agreement in favor of The Northern Trust Company for $7.3 million of City of Newaygo Tax Increment Finance Authority, Tax Increment Limited Obligation Bond, Series 1994A, dated December, 1994. (This bond is secured by our Newaygo facility's land, building, machinery & equipment, has a corresponding nominal lease and is repaid by property tax revenue thereon.)

                                    ANNEX III

                                   Litigation

None.

                                    ANNEX IV

                                   Funded Debt

At 12/31/01
o See Note 7--Debt and Other Financing Arrangements in the financial statements dated 12/31/01.

o Worldwide revolving credit agreements including a $160 million global multi-currency revolving credit agreement. $51.9 million outstanding on all agreements at 12/31/01 including $49.3 under $160 million facility.

o   Industrial Revenue Bonds
    $5.0 million dated April, 1988
    $4.5 million dated March, 1990
    $5.0 million dated June 1992

o $15 million Private Placement with Principal Mutual dated November, 1993; $2.75 million outstanding.

o $20 million Private Placement with Nationwide, and affiliates, dated November, 1995; $13.0 million outstanding.

o $15 million Private Placement with Nationwide, and affiliates, dated July, 1994; $6.25 million outstanding.

o   All other debt totals (less than) $6 million.

                                     ANNEX V

                                  Priority Debt

o    Industrial Revenue Bonds
     $5.0 million dated April, 1988
     $4.5 million dated March, 1990
     $5.0 million dated June 1992

o Donnelly Guarantee and Bond Purchase Agreement in favor of The Northern Trust Company for $7.3 million of City of Newaygo Tax Increment Finance Authority, Tax Increment Limited Obligation Bond, Series 1994A, dated December, 1994. (This bond is secured by our Newaygo facility's land, building, machinery & equipment, has a corresponding nominal lease and is repaid by property tax revenue thereon.)

                                                                    EXHIBIT A(i)
                                                                    ------------
                              DONNELLY CORPORATION

                           6.77% SENIOR NOTE, SERIES A

                                Due April 1, 2009

        THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. AR-
                       ---
                                                   ---------------,  -----------
$---------------                                   PPN:


        DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value
received, promises to pay to                 or registered assigns, on
                             ---------------
April 1, 2009, the principal amount of             Dollars ($           ) and to
                                       ------------          -----------
pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.77% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal, on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 8.77% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                              DONNELLY CORPORATION



                              By:
                                ------------------------------------------------
                              Name:
                                  ----------------------------------------------
                              Title:
                                   ---------------------------------------------


                              By:
                                ------------------------------------------------
                              Name:
                                  ----------------------------------------------
                              Title:
                                   ---------------------------------------------

                                                                   EXHIBIT A(ii)
                                                                   -------------
                              DONNELLY CORPORATION

                           7.23% SENIOR NOTE, SERIES B

                                Due April 1, 2012

        THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. BR-


$
 --------------                                 PPN:
                                                   -----------------,-----------

        DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value
received, promises to pay to                          or registered assigns, on
                             ------------------------
April 1, 2012 the principal amount of               Dollars ($          ) and to
                                      --------------          ----------
pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal, on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 9.23% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.4 of the Note Agreement hereinafter defined.

        This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

        As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                             DONNELLY CORPORATION



                             By:
                               -------------------------------------------------
                             Name:
                                 -----------------------------------------------
                             Title:
                                  ----------------------------------------------


                             By:
                               -------------------------------------------------
                             Name:
                                 -----------------------------------------------
                             Title:
                                  ----------------------------------------------

                                                                      EXHIBIT B
                                                                      ---------
                                 LEGAL OPINIONS

        The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

        1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

        2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

        3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        4. The issuance and sale of the Notes, the execution and delivery of the Agreement and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes and the execution and delivery of the Agreement as the Purchasers may reasonably request. Gardner, Carton & Douglas may rely as to matters of Michigan law upon the opinion of Varnum, Riddering, Schmidt & Howlett LLP.

                                                                      EXHIBIT C
                                                                      ---------
                                 LEGAL OPINIONS

The opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company, shall be to the effect that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, has the requisite corporate power and authority under Michigan law to carry on its business as now conducted and own and operate its properties and to enter into and perform its obligations under the Note Agreement and to issue and sell the Notes, and is duly qualified to transact business in all other jurisdictions wherein the failure to qualify would have a Material Adverse Effect.

        2. Each of the Affiliates (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, and has the requisite corporate power and authority under Michigan law to carry on its business as presently conducted and own and operate its properties and is duly qualified to transact business in all other jurisdictions wherein the failure to qualify would have a Material Adverse Effect. As used herein, "Affiliates" means Donnelly Investments, Inc., Donnelly Export Corporation and Donnelly International, Inc. All of the outstanding shares of the capital stock of Donnelly Investments, Inc. and Donnelly International, Inc. are owned by the Company free and clear of any Lien, have been duly and validly issued and are fully paid and nonassessable.

        3. The Note Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of Donnelly, enforceable in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the rights of creditors or by equitable principles regardless of whether enforcement is sought in a proceeding in equity or at law.

        4. The issuance and sale of the Notes by the Company, the execution and delivery by the Company of the Note Agreement and the performance by the Company of the Note Documents do not (i) violate the articles of incorporation or bylaws of the Company, or (ii) result in any breach of any of the obligations of, or constitute a default under, the provisions of any written agreement or other written instrument relating to the borrowing of money or any other written agreement the breach of which would have a Material Adverse Effect to which the Company, any of its Subsidiaries or any of the Affiliates is a party, or by which the Company, any of its Subsidiaries or any of the Affiliates may be bound, (iii) violate applicable provisions of statutory law or regulation, or
(iv) based solely on inquiry of executive officers of the Company and the actual knowledge of attorneys in such counsel's firm primarily responsible for the provision of legal services to the Company, violate any order, writ, injunction or decree of any court or governmental authority applicable to the Company, any of its Subsidiaries or any of the Affiliates.

     5. No consent, approval or authorization of, or any registration or filing with, any governmental body, federal or state of Michigan (including registration of the Notes under the Securities Act of 1933, as amended (the "Act"), or qualification of an indenture under the Trust Indenture Act of 1939, as amended), is necessary for the execution, delivery and performance by the Company of the Note Agreement or the offering, issuance and sale of the Notes by the Company to you. For purposes of the opinions expressed in this paragraph 5 we have relied on your representations in the Note Agreement and have further assumed that you are an "insurance company" within the meaning of the Act. No opinion is expressed with respect to your compliance with any laws or regulations applicable to the transaction on account of the nature of your business, or facts relating specifically to you or as to the effect of any such noncompliance on the opinions set forth in this paragraph 5.

     6. Based on the inquiry described below and the actual knowledge of attorneys in our firm primarily responsible for the provision of legal services to the Company, and without expressing any opinion as to the potential effect of the case of Schefenacker Vision Systems, USA, Inc., formerly known as Britax Vision Systems (North America), Inc. v Donnelly Corporation, Mark A. Stidham and Dale E. Gathergood (Case No. D-01001429), presently pending in the St. Clair County, Michigan Circuit Court, as to which we do not have sufficient information at this time to form any judgment as to the merits, if any, of the claims or amount or likelihood of potential loss to the Company which might result from such claims, there are no actions or proceedings against the Company, any of its Subsidiaries, or any of the Affiliates pending, or overtly threatened in writing, before any court, governmental agency or arbitrator, which, if adversely determined, would have a Material Adverse Effect or which would impair the ability of the holders of the notes to enforce such obligations. For purposes of the opinions expressed in this paragraph 6, we have examined the civil dockets of the Ottawa County, Michigan Circuit Court, the Kent County, Michigan Circuit Court, and the United States District Court for the Western District of Michigan, Southern Division, and have consulted with an executive officer of the Company.

     7. The issuance of the Notes by the Company and the intended use of the proceeds of the sale of the Notes (based solely on the representations as to the use of such proceeds made by the Company in Section 3.1(s) of the Note Agreement) do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     8. Neither the Company nor any Subsidiary nor any Affiliate is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                              DONNELLY CORPORATION

                           6.77% SENIOR NOTE, SERIES A

                                Due April 1, 2009

        THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. AR-1                                        March 7, 2002
$7,000,000                                                      PPN: 257870 B# 1


     DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value received, promises to pay to Nationwide Life Insurance Company or registered assigns, on April 1, 2009, the principal amount of Seven Million Dollars ($7,000,000) to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.77% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal or on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 8.77% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in
Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                DONNELLY CORPORATION



                                By:
                                  ----------------------------------------------
                                Name:    Dwane Baumgardner
                                    --------------------------------------------
                                Title:   CEO
                                     -------------------------------------------


                                By:
                                  ----------------------------------------------
                                Name:    David P. DeMaagd
                                    --------------------------------------------
                                Title:   Treasurer
                                     -------------------------------------------

                              DONNELLY CORPORATION

                           6.77% SENIOR NOTE, SERIES A

                                Due April 1, 2009

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. AR-2                                        March 7, 2002
$3,000,000                                                      PPN: 257870 B# 1


     DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value received, promises to pay to Nationwide Life and Annuity Insurance Company or registered assigns, on April 1, 2009, the principal amount of Three Million Dollars ($3,000,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.77% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal or on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 8.77% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                DONNELLY CORPORATION


                                By:
                                  ----------------------------------------------
                                Name:    Dwane Baumgardner
                                    --------------------------------------------
                                Title:   CEO
                                     -------------------------------------------

                                By:
                                  ----------------------------------------------
                                Name:    David P. DeMaagd
                                    --------------------------------------------
                                Title:   Treasurer
                                     -------------------------------------------

                              DONNELLY CORPORATION

                           7.23% SENIOR NOTE, SERIES B

                                Due April 1, 2012

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. BR-1                                        March 7, 2002
$6,000,000                                                      PPN: 257870 C* 4


     DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value received, promises to pay to Nationwide Life Insurance Company or registered assigns, on April 1, 2012 the principal amount of Six Million Dollars ($6,000,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal or on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 9.23% until paid. Payments of the principal of, or the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                DONNELLY CORPORATION



                                By:
                                  ----------------------------------------------
                                Name:    Dwane Baumgardner
                                    --------------------------------------------
                                Title:   CEO
                                     -------------------------------------------


                                By:
                                  ----------------------------------------------
                                Name:    David P. DeMaagd
                                    --------------------------------------------
                                Title:   Treasurer
                                     -------------------------------------------

                              DONNELLY CORPORATION

                           7.23% SENIOR NOTE, SERIES B

                                Due April 1, 2012

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. BR-2                                        March 7, 2002
$3,000,000                                                      PPN: 257870 C* 4



     DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value received, promises to pay to Nationwide Life and Annuity Insurance Company or registered assigns, on April 1, 2012 the principal amount of Three Million Dollars ($3,000,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal or on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 9.23% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                DONNELLY CORPORATION



                                By:
                                  ----------------------------------------------
                                Name:    Dwane Baumgardner
                                    --------------------------------------------
                                Title:   CEO
                                     -------------------------------------------


                                By:
                                  ----------------------------------------------
                                Name:    David P. DeMaagd
                                    --------------------------------------------
                                Title:   Treasurer
                                     -------------------------------------------

                              DONNELLY CORPORATION

                           7.23% SENIOR NOTE, SERIES B

                                Due April 1, 2012

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

Registered Note No. BR-3                                        March 7, 2002
$1,000,000                                                      PPN: 257870 C* 4



     DONNELLY CORPORATION, a Michigan corporation (the "Company"), for value received, promises to pay to Nationwide Indemnity Company or registered assigns, on April 1, 2012 the principal amount of One Million Dollars ($1,000,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable on April 1 and October 1 in each year, commencing October 1, 2002, and at maturity, and to pay interest on any overdue principal or on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate of 9.23% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 2002, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount or premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                DONNELLY CORPORATION



                                By:
                                  ----------------------------------------------
                                Name:    Dwane Baumgardner
                                    --------------------------------------------
                                Title:   CEO
                                     -------------------------------------------


                                By:
                                  ----------------------------------------------
                                Name:    David P. DeMaagd
                                    --------------------------------------------
                                Title:   Treasurer
                                     -------------------------------------------